Exhibit 99.1

CONSENT OF CEDAR HILL ADVISORS, LLC

We hereby consent to the inclusion of our opinion letter to the Board of Directors of LINKBANCORP, Inc. as Annex B to the proxy statement/prospectus included in the Registration Statement on Form S-4 filed by LINKBANCORP, Inc. with the Securities and Exchange Commission relating to the proposed merger of GNB Financial Services, Inc. with and into LINKBANCORP, Inc., and to the references to our firm and such opinion letter contained in the proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”) or the rules and regulations promulgated thereunder (the “Regulations”), nor do we admit that we are “experts” with respect to any part of such proxy statement/prospectus and the Registration Statement within the meaning of the term “experts” as used in the Act or Regulations.

/s/ Cedar Hill Advisors, LLC

Chalfont, Pennsylvania

May 7, 2021